Exhibit 11.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Form 1-K of our report dated April 30, 2017 on the financial statements of YiLoLife Inc. as of and for the years ended December 31, 2016 and December 31, 2015.

Phoenix Arizona

May 1 , 2017